
<ARTICLE>                    5
<LEGEND>
        THE SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM
        CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 1997 AND
        FOR THE THREE MONTHS THEN ENDED AND IS QUALIFIED IN ITS ENTIRETY BY
        REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER>                 1,000

<PERIOD-TYPE>                3-MOS
<FISCAL-YEAR-END>            DEC-31-1997
<PERIOD-START>               JAN-01-1997
<PERIOD-END>                 MAR-31-1997
<CASH>                       62,271
<SECURITIES>                 0
<RECEIVABLES>                55,751
<ALLOWANCES>                 0
<INVENTORY>                  1,113,098
<CURRENT-ASSETS>             0
<PP&E>                       0
<DEPRECIATION>               0
<TOTAL-ASSETS>               1,878,466
<CURRENT-LIABILITIES>        0
<BONDS>                      395,899<F1>
<COMMON>                     233
<PREFERRED-MANDATORY>        0
<PREFERRED>                  0
<OTHER-SE>                   832,671
<TOTAL-LIABILITY-AND-EQUITY> 1,878,466
<SALES>                      423,215<F2>
<TOTAL-REVENUES>             431,700
<CGS>                        360,005<F2>
<TOTAL-COSTS>                429,693
<OTHER-EXPENSES>             0
<LOSS-PROVISION>             0
<INTEREST-EXPENSE>           3,352<F3>
<INCOME-PRETAX>              2,007
<INCOME-TAX>                 773
<INCOME-CONTINUING>          1,234
<DISCONTINUED>               1,003
<EXTRAORDINARY>              0
<CHANGES>                    0
<NET-INCOME>                 2,237
<EPS-PRIMARY>                0.09
<EPS-DILUTED>                0.09

<F1>    Bonds are comprised of subordinated debentures and senior notes.
<F2>    Relates to homebuilding operations.
<F3>    Relates to homebuilding operations. The Company capitalizes interest cost into homebuilding inventories and charges the interest to homebuilding interest expense when the related inventories are sold.

